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                                                                  EXHIBIT 10.123

                             EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of February 17, 1998, between and among DON BELL INDUSTRIES, INC., a Florida corporation with its principal office at 365 Oak Place, Port Orange, Florida 32127 (the "Company"), LA-MAN CORPORATION, a Nevada corporation ("La-Man"), and GARY D. BELL ("Employee").

                                 RECITALS:
                                 ---------

     The Company and the Employee are parties to a Employment Agreement dated as of September 7, 1995 (the "1995 Employment Agreement"), pursuant to which the Employee serves as the President and Chief Executive Officer of the Company;

     The Company desires that the Employee continue to serve in an employment capacity as the President and Chief Executive Officer of the Company, and the Employee desires to continue to serve in such employment capacity, pursuant to a new employment agreement;

     NOW, THEREFORE, the Company and the Employee, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. In addition to other terms defined herein, for purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly requires otherwise:

     1.01 "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1.02 "BASE SALARY" shall mean the total annual cash salary, excluding bonuses and incentive compensation, earned by the Employee in all capacities with the Company.

     1.03 "CAUSE" shall mean: (a) the repeated intentional failure of the Employee to observe or perform any of the material terms or provisions of this Agreement, which failure continues after written notice to the Employee and remains uncured for

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a period of 10 days following such written notice; (b) misappropriation of funds, willful dishonesty towards, fraud upon, or willful misconduct of a material nature, to the injury of the Company or its Affiliates; (c) commission of a felony or other crime involving moral turpitude; or (d) habitual insobriety or abuse of controlled substances.

     1.04 "NOTICE OF TERMINATION" means a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) briefly summarizes the facts and circumstances deemed to provide a basis for termination of the Employee's employment under the provision so indicated and (c) specifies the Termination Date. The Termination Date so specified shall be (i) a date not less than 60 days from the delivery of such Notice of Termination to the Employee (in the case of termination by the Company other than for Cause), (ii) a date not more than 30 days after the delivery of such Notice of Termination to the Company (in the case of termination by the Employee) or (iii) the date of receipt of such Notice of Termination by the Employee (in the case of termination by the Company for Cause).

     1.05 "PERSON" shall mean any individual, firm, corporation, partnership or other entity.

     1.06 "TERMINATION DATE" shall mean the date required to be specified in the Notice of Termination, or the last day of the Employment Term (as hereinafter defined) if the employment of the Employee by the Company does not continue thereafter.

     1.07 "TERMINATION OF EMPLOYMENT" shall mean the termination of the Employee's actual employment relationship with the Company whether pursuant to
Section 10 hereof or upon expiration of the Employment Term.

2.   EMPLOYMENT TERM.

     2.01 EMPLOYMENT TERM.  The employment term under this Agreement shall
          ---------------
commence as of the date hereof (the "Effective Date"), and shall continue until July 1, 2001 (the "Employment Term").

     2.02 TERMINATION.  In all cases, the Employment Term may be terminated
          -----------
sooner than July 1, 2001 only in accordance with Section 10 hereof.

3.   DUTIES AND RESPONSIBILITIES; ELECTIONS.

     3.01 DUTIES AND RESPONSIBILITIES.  Unless modified by mutual written
          ---------------------------
consent, the Employee shall perform such services and discharge such duties and responsibilities of a senior executive nature as may be prescribed from time to time

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by the Board of Directors of the Company ("Board") or such other persons as may be designated by the Board; provided, however, that the services performed by, and the duties and responsibilities of, the Employee shall be consistent with those usually associated with the position of President and Chief Executive Officer. The Employee shall serve in the capacities, titles and positions with respect to the Company, and perform all duties and accept all responsibilities incidental to any such capacities, titles and positions, as the Board may reasonably direct in conformity with the foregoing sentence.

     3.02 ELECTIONS.  During the Employment Term, the Company shall use its best
          ---------
efforts to cause the Employee to be nominated and elected and to continue to serve as President and Chief Executive Officer of the Company.

4. EXTENT OF SERVICE. The Employee shall devote his best efforts to the business of the Company and shall devote his full time, attention and energy to the performance of his services and the discharge of his duties and responsibilities hereunder. During the existence of the employment relationship hereunder, the Employee shall not work, on either a part-time, full-time or independent contracting basis, for any other business or enterprise without the Company's prior written consent. The foregoing shall not be construed to preclude the Employee from engaging in part-time business or commercial activities as a free-lance artist, provided that such activities are not prohibited by other provisions of this Agreement and do not interfere with the performance by the Employee of his employment obligations hereunder as President and Chief Executive Officer of the Company.

5.   COMPENSATION.

     5.01 ANNUAL SALARY.  For all the services to be performed by the Employee
          -------------
hereunder, the Company shall pay the Employee a Base Salary at the annual rate of $170,000 (effective as of July 1, 1997), less withholding required by law. Such Base Salary shall be payable in installments at such times as the Company customarily pays its other senior executives (but in any event not less frequently than monthly).

     5.02 INCENTIVE COMPENSATION.  In addition to his annual Base Salary, the
          ----------------------
Employee shall be designated a "Participant" under, and shall participate in, the La-Man Corporation Senior Management Incentive Plan, commencing with the fiscal year ending June 30, 1998.

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6.   BUSINESS EXPENSES; OTHER BENEFITS.

     6.01 COMPANY AUTO.  The Company will supply the Employee with a leased
          ------------
Lincoln Town Car or equivalent vehicle (or, at the Company's option, a $500.00 per month auto expense allowance).

     6.02 BUSINESS EXPENSES.  The Company will reimburse the Employee for
          -----------------
Company auto operating expenses and for all other ordinary, necessary and reasonable out-of-pocket business expenses incurred by Employee in connection with his performance of services hereunder in accordance with the Company's expense approval procedures in effect from time to time.

     6.03 OTHER BENEFITS.  The Company will provide the Employee with such
          --------------
individual and dependant group medical insurance coverage, if any, and other employment benefits as are or may in the future be provided by La-Man to its officer employees in accordance with La-Man's policies.

7. CONFIDENTIAL INFORMATION. The Employee acknowledges that, by reason of his employment by and service to the Company, he will have access to confidential information of the Company and its Affiliates, including, without limitation, information and knowledge pertaining to products, developments, improvements, methods of operation, sales and profit figures, customer and client lists and relationships between the Company and its Affiliates and their agents, customers, clients, suppliers and others who have business dealings with them (collectively, "Confidential Information"). The Employee acknowledges that such Confidential Information is a valuable and unique asset of the Company and its Affiliates and, in consideration of the benefits specified in this Agreement, covenants that, both during and after the termination of the employment relationship between the parties hereto, he will not use any Confidential Information or disclose any Confidential Information to any Person (except as his duties as an employee of the Company or any Affiliate may require) without the prior written authorization of the Board. The obligation of confidentiality imposed by this Section shall not apply to information which becomes generally known in the industry through no act of the Employee in breach of this Agreement or to information which the Employee is legally compelled to disclose pursuant to subpoena, civil investigative demand or similar process (in such event, the Employee promptly shall provide the Company with written notice thereof in order to allow the Company to seek a protective order or other appropriate remedy).

8. NON-COMPETITION. The Employee acknowledges that he will acquire specialized knowledge and experience in the business of the Company and its Affiliates and that if his knowledge, experience, reputation or contacts are used by or on behalf of the Employee to compete with the Company or its Affiliates or to solicit

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employees or agents away from the Company or its Affiliates, serious harm to the
Company and its Affiliates may result. In consideration of the benefits specified in this Agreement, the Employee agrees that during the Employee's employment by the Company and for a period of three (3) years thereafter, subject to the performance by the Company of its obligations under Section 10 hereof upon a Termination of Employment (whether prior to, or as the result of, expiration of the Employment Term), the Employee shall not, unless acting pursuant hereto or with the prior written consent of the Board, directly or indirectly, render any services of a business, commercial, or professional nature to any Person, whether for compensation or otherwise, within the United States or elsewhere in competition with the Company or its Affiliates or which is in conflict with the Company's or its Affiliates' interests, or solicit for employment or in any other fashion hire any of the employees or agents of the Company or its Affiliates or, with respect to the three-year period referred to above, any person who was an employee or agent of the Company or its Affiliates at any time within six months prior to the termination of employment hereunder; provided, however, that this provision shall terminate in the event the employment of the Employee is terminated by the Company in violation of Section 10 hereof. For the purpose of this Section 8, the phrases "in competition with" and "in conflict with" shall not be deemed to apply to any Person whose activities do not involve similar lines of business now or hereafter undertaken by the Company or any Affiliate. In the event that the provisions of this Section should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable law.

9. EQUITABLE RELIEF. The Employee acknowledges that the restrictions contained in Sections 7 and 8 hereof are, in view of the nature of the business of the Company and its Affiliates, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of those Sections will result in irreparable injury to the Company. The Employee also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction and Employee further irrevocably submits to the jurisdiction of any Florida court or Federal court sitting in the Middle District of Florida over any suit, action or proceeding arising out of or relating to this Section 9. The Employee hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a

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court and any claim that such suit, action or proceeding has been brought in any inconvenient forum. Effective service of process may be made upon the Employee by mail under the notice provisions contained in Section 13 hereof.

10.  TERMINATION.

     10.01  TERMINATION WITHOUT CAUSE.  The Company shall have the right to
            -------------------------
terminate the employment of the Employee prior to expiration of the Employment Term only as follows:

          (a) As the result of partial or total disability as provided in
Section 10.02 hereof;

          (b) Upon death of the Employee as provided in Section 10.03 hereof;

          (c) For Cause as provided in Section 10.04 hereof;

          (d) Upon breach by the Employee of his obligations under Section 7 or
Section 8 hereof; or

          (e) For any other reason if, on or as soon as practicable following the Termination Date, the Company pays to the Employee as severance, less withholding required by law, in a single lump sum or, at the Company's option, in equal installments corresponding to what would have been the Employee's regular pay dates and amounts, an amount equal to the lesser of (i) 200% of the
                                                      ---------
Employee's Base Salary or (ii) the Base Salary that would have otherwise have been payable to the Employee for the remainder of the Employment Term; provided, however, that in the event the Company does not renew or otherwise extend the employment of the Employee following expiration of the Employment Term, the Company shall pay to the Employee, on or as soon as practicable (but in any event not later than 45 days) following the date of expiration of the Employment Term, as severance the lump sum amount of $50,000, less withholding required by law. Any severance payment pursuant to this subpart (e) shall be in addition to, and not in lieu of, any unpaid salary, incentive compensation and other benefits earned or accrued prior to the Termination Date.

The Employee acknowledges and agrees that the Company shall have no obligation to pay any severance or other compensation to the Employee upon termination by the Company for Cause or in the event the Employee elects to terminate such employment other than as the result of the failure of the Company to perform its obligations under this Section 10.

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     10.02  PARTIAL OR TOTAL DISABILITY.  In the event that the Employee is
            ---------------------------
unable to perform his duties and responsibilities hereunder to the full extent required hereunder by reason of illness, injury or incapacity for six consecutive months (herein defined as a "Disability") (during which time, if during the Employment Term, he shall be entitled to receive payments of the difference between the Employee's Base Salary and incentive compensation during such time, or portion thereof, and the payments to which the Employee is entitled pursuant to any applicable disability insurance policy (less withholding required by law), each such payment calculated and payable at the times corresponding to what would have been the Employee's regular pay dates during such time), the Employment Term may be terminated by the Company and the Company shall have no further liability or obligation hereunder to the Employee except for unpaid salary, incentive compensation and benefits accrued through the date of termination. The Employee agrees, in the event of any dispute under this Section 10.02, to submit to a physical examination by a licensed physician selected by the Company, the cost of such examination to be paid by the Company.

     10.03  DEATH.  In the event that the Employee dies, the Employment Term
            -----
shall terminate and thereafter the Company shall have no liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other
person claiming   under or through him except for unpaid salary, incentive
compensation and benefits accrued to the date of his death. Such payments shall be made to the Employee's surviving spouse, or if none, to the Employee's surviving children, and the surviving issue of deceased children, in equal shares per stirpes, or if none, to the Employee's estate.

     10.04  CAUSE.  Nothing in this Employment Agreement shall be construed to
            -----
prevent the termination of the Employment Term by the Company at any time for Cause. The termination of the Employee's employment hereunder for Cause shall not be effective until delivery to the Employee of a written decision of the Board (after reasonable notice in writing to the Employee of the basis for such termination and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee committed conduct constituting Cause and specifying the particulars thereof in conformity with the requirements for a Notice of Termination.

     10.05  EFFECT OF TERMINATION.  In the event of a Termination of Employment,
            ---------------------
upon the satisfaction and performance by the Company of its obligations under
Section 10 hereof, the Company and its Affiliates and their respective shareholders, directors, officers, and employees, shall be deemed fully released by the Employee from any and all claims of any nature whatsoever for additional salary or other compensation, severance compensation or benefits, retirement compensation or benefits, disability compensation or benefits, damages or any other direct or indirect

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compensation of any form whatsoever arising out of or in connection with, or related to, the Employee's prior employment with the Company or the facts and circumstances surrounding such Termination of Employment.

     10.06  RETURN OF COMPANY PROPERTY.  Promptly following any Termination of
            --------------------------
Employment, the Employee shall turn over and surrender to the Company all property of the Company then in his possession, including without limitation Company automobiles, automobile keys and office keys, credit cards, debit cards, telephone calling cards, and all business and financial records, statements, memoranda, notebooks, correspondence and other documentation, and the Employee shall not retain in his actual or constructive possession copies or reproductions of any of said items of property or information without the prior written approval of the Company, the Employee hereby acknowledging that all of said items are and shall remain the sole and exclusive property of the Company and that following any Termination of Employment the Employee shall not have any ownership interest in or right to use, either for his personal benefit or the benefit of others, any of such items of property or information.

11. SURVIVAL. Notwithstanding the termination of the employment relationship between the parties hereto, the obligations of the Employee under Sections 7, 8 and 9 hereof shall survive and remain in full force and effect and the Company shall be entitled to equitable relief against the Employee pursuant to the provisions of Section 9 hereof. In addition to and not in limitation of the provisions of the preceding sentence, notwithstanding any such termination of the employment relationship between the parties hereto, obligations of the Company under this Agreement that are intended pursuant to the terms hereof to survive any such termination shall survive and remain in full force and effect and such obligations shall be enforceable by the Employee in accordance with the provisions of this Agreement.

12. NOTICE. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission (provided acknowledgment of receipt thereof is delivered to the sender) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails as follows:

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               If to Employee, to:

                    Gary D. Bell
                    4820 South Peninsula Drive
                    Ponce Inlet, FL  32127


               with a copy to:

                    H. Charles Woerner, Esq.
                    Woerner and Parsons
                    2001 South Ridgewood Ave.
                    South Daytona, FL  32119


               If to the Company, to:

                    Don Bell Industries, Inc.
                    365 Oak Place
                    Port Orange, Florida  32127

                    Attention:  Gary D. Bell
                                President

               with a copy to:

                    Marshall S. Harris, Esq.
                    Broad and Cassel
                    390 N. Orange Ave., Suite 1100
                    Orlando, FL 32801

               If to La-Man to:

                    La-Man Corporation
                    5029 Edgewater Drive
                    Orlando, FL  32810

                    Attention:  Mr. J. William Brandner
                                President and Chief Executive Officer

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               with a copy to:

                    Marshall S. Harris, Esq.
                    Broad and Cassel
                    390 N. Orange Ave., Suite 1100
                    Orlando, FL 32801

or to such other names or addresses as the Company, La-Man or the Employee, as the case may be, shall designate by notice to the other parties hereto in the manner specified in this section.

13. REVIEW. The Employee represents and acknowledges that (a) he has been advised by the Company to consult his own legal counsel with respect to this Agreement and (b) he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.

14. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted under, the laws of the State of Florida without giving effect to any conflict of laws provisions.

15. CONTENTS OF AGREEMENT; AMENDMENT AND ASSIGNMENT. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all other employment agreements or arrangements between the parties hereto, including without limitation the 1995 Employment Agreement, and the Employee hereby releases and forever discharges the Company, La-Man and all of their respective Affiliates, shareholders, directors, officers, employees and agents from any and all claims for additional fixed or incentive compensation or other benefits, or other claims or causes of action of any nature whatsoever arising out of or in connection with or under the 1995 Employment Agreement, it being the mutual intent of the Company, La-Man and the Employee that the 1995 Employment Agreement is superseded in its entirety by this Agreement. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee. The Employee acknowledges that, from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies,

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procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement.

16. SEVERABILITY. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.  ENFORCEMENT; NO MITIGATION; NON-EXCLUSIVITY.

     17.01 Any party to this Agreement that is required to incur any expenses associated with the enforcement of such party's rights under this Agreement, whether by arbitration, litigation, other legal action or otherwise, shall be entitled, upon successfully enforcing any such rights, to recover from the party against whom such rights were successfully enforced all such costs and expenses (including all reasonable attorneys' fees and expenses). For purposes of this
Section 17.01, "successfully enforcing" shall mean the attainment of a final and binding determination pursuant to any arbitration, litigation, or other legal action awarding damages, equitable relief or other relief for the enforcement of the rights of any party hereunder.

     17.02 This Agreement negates and supersedes in its entirety the 1993 Employment Agreement; notwithstanding the foregoing, nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company or any present or future Subsidiary or Affiliate and for which the Employee may qualify.

18. REMEDIES CUMULATIVE; NO WAIVER. No remedy conferred by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission n exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised from time to time and as often as may be deemed expedient or necessary.

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19.  HEADINGS.  All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Agreement as of the date first above written.


                                    DON BELL INDUSTRIES, INC.

                                    By:  /s/ Gary D. Bell
                                         ----------------
                                    Name: Gary D. Bell
                                    Title: President

                                    LA-MAN CORPORATION

                                    By:   /s/ J. William Brandner
                                          -----------------------------
                                         J. William Brandner, President


                                         /s/ Gary D. Bell
                                         -------------------------------
                                         GARY D. BELL

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